Exhibit 5.1

[TELLABS LETTERHEAD]

July 29, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     I am Executive Vice President and General Counsel of Tellabs, Inc., a Delaware corporation (the “Company”), and, in such capacity, I am familiar with the proceedings to date in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form S-8 (the “Registration Statement”) relating to the registration of (i) 1,151,431 shares of Common Stock (the “Plan Shares”), $.01 par value per share, of the Company issuable upon exercise of options granted under the Vivace Networks, Inc. 1999 Equity Incentive Plan (the “Plan”) and (ii) 1,428,571 shares of Common Stock (the “Program Shares”), $0.01 par value per share, of the Company issuable pursuant to the Tellabs, Inc. 2003 Employee Retention Incentive Program (the “Program”).

     Based on the foregoing, I am of the opinion that:

     1.     The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2.     The Plan Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, has become effective under the Securities Act, (ii) the related options have been duly exercised in accordance with the Plan and the related option agreements, (iii) the exercise prices therefor have been duly paid and (iv) certificates representing the Plan Shares have been duly executed and countersigned.

     3.     The Program Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, has become effective under the Securities Act, (ii) the Program Shares have been issued in accordance with the Program, and (iii) certificates representing the Program Shares shall have been duly executed and countersigned.

     The foregoing opinions are limited to the federal laws of the United States of America and the Delaware General Corporation Law. I express no opinion as to the application of the securities or blue sky laws of the various states to the sale of the Plan Shares or the Program Shares.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to my name included in or made a part of the Registration Statement.

Very truly yours,

/s/ James M. Sheehan

James M. Sheehan Executive Vice President and General Counsel Tellabs, Inc.